                                                                      EXHIBIT 99



                REGIONAL BANK OF COLORADO, NATIONAL ASSOCIATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints _______________, _________________, and
____________ as proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of Regional Bank of Colorado, National Association ("Regional") to be held at ____________________________, on _______, 1996, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated December 20, 1995 (the "Consolidation Agreement") between Regional and Norwest Corporation ("Norwest") pursuant to which a wholly-owned subsidiary of Norwest will consolidate with Regional and Regional will become a wholly-owned subsidiary of Norwest (the "Consolidation"), all upon the terms and subject to the conditions set forth in the Consolidation Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the board of directors and officers of Regional as may be necessary or appropriate to carry out the intent and purposes of the Consolidation.


                FOR  [_]       AGAINST  [_]       ABSTAIN  [_]

     2. In his discretion on such matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement-Prospectus relating to the meeting.

     Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                              Dated:  _________________________________, 1996.

                              __________________________________________________
                              (Please sign exactly as name appears at left.)

                              __________________________________________________
                              (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees, or in similar capacities should so indicate.)


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.